Exhibit 10.19

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

DANCE PHARMACEUTICALS, INC.

WARRANT TO PURCHASE COMMON STOCK

No. W-2	November 15, 2010

THIS CERTIFIES THAT, for value received, AEROGEN LIMITED, a private limited company incorporated in Ireland with its principal office located at Galway Business Park, Dangan, Ireland, or its assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time during the Exercise Period (as defined below), to subscribe for and purchase from DANCE PHARMACEUTICALS, INC., a Delaware corporation, with its principal office at 2 Mint Plaza, Suite 804, San Francisco, CA 94103 (the “Company”), up to Four Hundred Eighty Five Thousand Seven Hundred Twenty (485,720) shares (the “Warrant Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), subject to adjustment as set forth herein. The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $0.01, subject to adjustment hereunder.

1. EXERCISE OF WARRANT.

1.1 General. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder); provided that, notwithstanding any other provision in this Warrant to the contrary, this Warrant shall not, under any circumstances, be exercisable, whether in whole or in part, unless and until the Company achieves the Milestone (as defined in that certain License, Development, Collaboration and Commercialization Agreement, dated as of the date hereof, by and between the Company and the Holder):

(a) An executed Notice of Exercise in the form attached hereto as Exhibit A-1;

(b) Subject to Section 1.2 hereof, payment of the Exercise Price either in cash or by certified check or wire transfer to an account designated by the Company; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Warrant Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Warrant Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Warrant Shares purchasable hereunder.

The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

1.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Warrant Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in the form attached hereto as Exhibit A-2 in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

		X =	Y (A-B)
A

Where	X =	the number of Warrant Shares to be issued to the Holder

	Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one Warrant Share (at the date of such calculation)

	B =	the Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Warrant Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to Section 1.1 (A) in connection with the Company’s initial public offering of its Common Stock (“IPO”) or (B) in connection with a Change of Control (as defined below), the fair market value per share shall be the price per share of Warrant Shares as set forth in the definitive purchase or merger agreement relating to that Change of Control. For the purpose of this Warrant, “Change of Control” means the closing of the Company’s sale or transfer of all or substantially all of its assets, or the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company’s capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less the fifty percent (50%) of the voting power of the surviving entity.

1.3 Stockholder Agreements. Exercise of the Warrant may be conditioned upon the Holder’s execution of such stockholder agreement(s) as the Company may require (collectively, the “Stockholder Agreements”). Such agreement(s) may include terms and conditions that provide the Company and/or other stockholders with (i) a right of first refusal with respect to the Warrant Shares, (ii) “drag-along” rights in favor of the stockholders owning a majority of shares of capital stock of the Company, (iii) “market standoff” or “lock-up” conditions, and (iv) such other terms and conditions as the Company may require; provided that, upon exercise of this Warrant such agreement(s) shall be amended to provide the Holder with customary co-sale rights to participate on a pro rate basis on certain sales of shares of Common Stock proposed to be made by certain key holders of Common Stock (the “Key Holders”). For the avoidance of doubt, under no circumstances shall the Holder have any co-sale or any other similar rights on any proposed sales of shares of the Company’s Preferred Stock, whether proposed to be made by any Key Holders or any other holders of shares of Preferred Stock of the Company.

2. COVENANTS OF THE COMPANY.

2.1 Covenants as to Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that it will at all times prior to the Termination Date (as defined below) have authorized and reserved, free from preemptive rights, a sufficient number of Warrant Shares to provide for the exercise of the rights represented by this Warrant. If at any time prior to the Termination Date the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

2.2 Notices of Certain Transactions. In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise/conversion of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any Change of Control or capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d) an IPO,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such Change of Control, reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption conversion or IPO is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such Change of Control, reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption, conversion or IPO) are to be determined. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

3. TERMINATION.

(a) The right to exercise this Warrant shall commence on the date of issuance (the “Commencement Date”) and, subject to Section 3(b) below, this Warrant and the right to purchase securities upon exercise hereof shall terminate on November 15, 2015 (five years from the Commencement Date) (the “Expiration Date” and the period commencing on the Commencement Date and ending on the Expiration Date, the “Exercise Period”). For the avoidance of doubt, the Exercise Period shall expire on the Expiration Date whether or not the Milestone has been achieved on or before the date thereof.

(b) In the event of, at any time during the Exercise Period, the Company consummates an IPO or a Change of Control, this Warrant shall be deemed expired upon the date such IPO is closed or the occurrence of such Change of Control, provided the Company provides the Holder with prior notice of such IPO or Change of Control in accordance with Section 2.2 above.

4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

(a) If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b) In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 4.

5. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a Warrant Share by such fraction.

6. TRANSFER OF WARRANT AND WARRANT SHARES.

(a) Each Holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) Subject to the provisions of Section 6(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c) The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

7. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth above, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 10. If notice is given to the Company, a copy shall also be sent to Lowenstein Sandler, PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: Michael J. Lerner, Esq.

11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. GOVERNING LAW; JURISDICTION; VENUE. This Warrant, and all matters arising directly and indirectly herefrom (the “Covered Matters”), shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between parties in Delaware. Each of the parties hereto irrevocably submits to the personal jurisdiction of the courts of the State of California and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Covered Matters. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13. AMENDMENT AND WAIVER. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of November 15, 2010.

DANCE PHARMACEUTICALS, INC.

By:	/s/ John Patton
Name:	John Patton
Title:	President & CEO

[Signature Page to Warrant]

EXHIBIT A-1

PURCHASE FORM

To: DANCE PHARMACEUTICALS, INC.	Dated: , 20

The undersigned, pursuant to the provisions set forth in the attached Warrant No.                  hereby irrevocably elects to purchase                  Warrant Shares covered by such Warrant and herewith makes payment of $        , representing the full purchase price for such shares at the price per share provided for in such Warrant.

The undersigned acknowledges that he, she or it has reviewed the representations and warranties contained in Annex 1 hereto and by his, her or its signature below hereby makes such representations and warranties to the Company. The undersigned further acknowledges that he, she or it, as a condition to the purchase of                  Warrant Shares, he, she or it, shall execute a counterpart signature page to each applicable Stockholder Agreement and be bound by the terms set forth therein.

Signature:

Name (print):

Title (if applicable)

Company (if applicable):

Annex 1

Holder hereby represents and warrants to the Company as follows (with all capitalized terms used in this Annex 1 and not otherwise defined herein having the respective meanings ascribed thereto in the Warrant):

(i) Holder Bears Economic Risk. Holder has substantial experience in financial and business matters and in evaluating and investing in private placement transactions of securities in companies similar to the Company so that Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect Holder’s own interests. Holder must bear the economic risk of this investment indefinitely unless the Warrant Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Holder understands that the Company has no present intention of registering the Warrant Shares. Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Warrant Shares in the amounts or at the times Holder might propose.

(b) Acquisition for Own Account. Holder is acquiring the Warrant Shares for Holder’s own account for investment only, and not with a view towards their distribution.

(c) Accredited Investor. Holder represents that he, she or it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(d) Rule 144. Holder acknowledges and agrees that the Warrant Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(e) Residence. If Holder is an individual, then Holder resides in the state or province identified in the address of Holder set forth in the Warrant; if Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of Holder in which its investment decision was made is located at the address or addresses of Holder set forth in the Warrant.

(f) Discussions with Management and Other Information. Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and to review the Company’s facilities. Holder acknowledges that it has received all information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Warrant Shares.

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EXHIBIT A-2

NET ISSUE NOTICE OF EXERCISE

To: DANCE PHARMACEUTICALS, INC.	Dated: , 20

1. The undersigned hereby elects to purchase                  Warrant Shares or such other stock issuable upon exercise of the Warrant to which this form is attached (the “Warrant”), of DANCE PHARMACEUTICALS, INC. pursuant to the terms of the Warrant, and hereby elects under Section 1.2 of the Warrant to surrender the right to purchase                  Warrant Shares pursuant to the Warrant for a net issue exercise with respect to                  Warrant Shares. Capitalized terms used in this Exhibit A-2 without definition shall have the meaning ascribed to such term in the Warrant.

The undersigned acknowledges that he, she or it has reviewed the representations and warranties contained in Annex 1 hereto and by his, her or its signature below hereby makes such representations and warranties to the Company. The undersigned further acknowledges that he, she or it, as a condition to the purchase of                  Warrant Shares, he, she or it, shall execute a counterpart signature page to each applicable Stockholder Agreement and be bound by the terms set forth therein.

2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

Signature:

Name (print):

Title (if applicable)

Company (if applicable):

Annex 1

Holder hereby represents and warrants to the Company as follows (with all capitalized terms used in this Annex 1 and not otherwise defined herein having the respective meanings ascribed thereto in the Warrant):

(i) Holder Bears Economic Risk. Holder has substantial experience in financial and business matters and in evaluating and investing in private placement transactions of securities in companies similar to the Company so that Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect Holder’s own interests. Holder must bear the economic risk of this investment indefinitely unless the Warrant Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Holder understands that the Company has no present intention of registering the Warrant Shares. Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Warrant Shares in the amounts or at the times Holder might propose.

(g) Acquisition for Own Account. Holder is acquiring the Warrant Shares for Holder’s own account for investment only, and not with a view towards their distribution.

(h) Accredited Investor. Holder represents that he, she or it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(i) Rule 144. Holder acknowledges and agrees that the Warrant Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(j) Residence. If Holder is an individual, then Holder resides in the state or province identified in the address of Holder set forth in the Warrant; if Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of Holder in which its investment decision was made is located at the address or addresses of Holder set forth in the Warrant.

(k) Discussions with Management and Other Information. Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and to review the Company’s facilities. Holder acknowledges that it has received all information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Warrant Shares.

-ii-

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                         hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Warrant Shares covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number	No. of Shares

Dated: , 20	Signature:

Witness: